UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 31, 2008

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas C. Gilliland, Jr., United Community Banks, Inc.’s Executive Vice President, Secretary and General Counsel, retired from those positions effective January 31, 2008. Mr. Gilliland also informed the Company that he does not intend to stand for re-election to the Board of Directors of United Community Banks, Inc. at its 2008 Annual Meeting and will retire as a director at the end of his current term on April 30, 2008.

In connection with his retirement, Mr. Gilliland entered into an amendment to certain of his outstanding stock option and restricted stock unit award agreements under the 1995 Key Employee Stock Option Plan and the 2000 Key Employee Stock Option Plan. The amendment changed the vesting and exercise periods of the awards granted to Mr. Gilliland, except those unvested awards granted in 2006 and 2007, so that each award will continue to vest and be exercisable following Mr. Gilliland’s retirement in accordance with the initial vesting and exercise schedules for such awards. The amendments were made at no additional cost to the Company. A copy of Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits:

		10.1	Amendment to Award Agreements, dated January 31, 2008, by and between the Company and Thomas C. Gilliland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
February 5, 2008	Chief Financial Officer